Exhibit 23.2

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to (1) the reference to our name (including under the heading “Experts”) and the description of our role in the Post-Effective Amendment to the Registration Statement on Form S-11 (Commission File No. 333-222231) of Nuveen Global Cities REIT, Inc. (the “Company”) filed on the date hereof, the prospectus dated April 16, 2018 included therein (the “Prospectus”) and Prospectus Supplement No. 1 included therein (“Supplement No. 1”), and any future amendments or supplements thereto, and (2) the inclusion of our estimated values of the Company’s real property interests as of (i) February 28, 2018 (presented in the line item “Investments in real property” on Page 146 of the Prospectus), (ii) March 31, 2018 (presented in the line item “Investments in real property” on Page 20 of Supplement No. 1) and (iii) May 31, 2018 (presented in the line item “Investment in real property” on Page 2 of Supplement No. 1), and in any future amendments or supplements thereto.

July 13, 2018

/s/ RERC, LLC
RERC, LLC
Houston, Texas